BUSINESS CONSULTANCY AGREEMENT

AGREEMENT made and entered into as of this 28th day of April, 2006 (the "Agreement"), by and between Big Flash Corporation, a Delaware corporation (the "Company") with its principal place of business at 19 East 200 South, Suite 1080, Salt Lake City, Utah 84111 and Patrick Jelf Caruso with a principal place for doing business at 131 Bloor Street West, Suite 200-202, Toronto, Ontario M5S 1R8 (the "Consultant").

WHEREAS, the Company has to date had no business activity and has been actively engaged in the search for a merger partner; and

WHEREAS, the Company has agreed to enter into a business combination with IntelGenx Corporation, a Canadian company, as of the date of this agreement; and

WHEREAS, following its business combination with IntelGenx, the Company shall seek to become listed for trading on the OTC Bulletin Board; and

WHEREAS, the Consultant has experience in the business of providing investor relations services to public companies, and the Company believes it to be in its best interest to utilize such experience; and

WHEREAS, the Company desires to engage Consultant to provide such services in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, the Company and Consultant agree as follows:

1. Engagement. The Company hereby agrees to engage Consultant and the Consultant hereby agrees to provide those services to the Company as set forth in Section 3 below.

2. Term. The term of this Agreement shall commence as of May 1, 2006 and shall continue for a period of one year (the "Term"), unless terminated prior thereto by the Company upon 30 days' notice to the Consultant.

3. Services. The Company hereby engages Consultant to provide various investor and public relations services as agreed by both parties. The Consultant will begin a campaign to develop investor support, broker relations, conducting due diligence meetings, attendance at conventions and trade shows, assistance in the preparation and dissemination of press releases and stockholder communications. Consultant's services may include preparation of a corporate profile and fact sheets, personal consultant services, financial analyst and newsletter campaigns, conferences, seminars and national tour, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, newsletter preparation, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications.

4. Compensation. In consideration for the services to be provided by the Consultant hereunder, the Company shall issue to the Consultant, as a non-refundable retainer, and in full payment of the services to be rendered, 325,000 shares of its common stock (the "Consultant's Shares"). In the event that the Company files a registration statement for selling shareholders at any time during the term of this Agreement, the Company shall include, subject to underwriters' consent, if any, the Consultant's Shares.

5. Best Efforts Basis. Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents, perform all the duties that may be required of him pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shall be conducted on a "best-efforts" basis and Consultant has not, cannot and does not guarantee that his efforts will have any impact on the Company's business or that any subsequent financial improvement will result from his efforts.

6. Costs and Expenses. All third party and out-of-pocket expenses that Consultant shall incur on behalf of the Company in performing services under this Agreement will be the responsibility of Company provided that such expenses have been authorized by the Company. The Consultant shall not, in any event, be required to incur any out-of-pocket costs or expenses in connection with the services to be rendered by him hereunder without reimbursement from the Company.

7. Information Regarding Company. The Company represents and warrants that it has provided Consultant, if so requested, with access to all information available to the Company concerning its condition, financial and otherwise, its management, its business and its prospects. The Company represents that it has provided to Consultant, if so requested, with all copies of the Company's filings for the prior twelve (12) months, if any, (the "Disclosure Documents") made under the rules and regulations promulgated under the Act, as amended, or the Exchange Act, as amended. Consultant acknowledges that the acquisition of the securities to be issued to Consultant involves a high degree of risk. Consultant represents that it and its advisors have been afforded the opportunity to discuss the Company with its management. The Company represents that it has and will continue to provide Consultant with any information or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents.

8. Consultant Not Agent or Employee. Consultant's obligations under this Agreement consist solely of the services described herein. In no event shall Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the Company as a consequence of such actions. Consultant agrees that all of his work product relating to the services to be rendered pursuant to this agreement, shall become the exclusive property of the Company.

9. Representations and Warranties of the Company. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a)     the Company will cooperate to the best of its ability with Consultant to enable Consultant to perform his obligations under this Agreement;

(b)     the execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company in accordance with applicable law;

(c)     the performance by the Company of this Agreement will not violate any applicable court decree, law or regulation nor will it violate any provision of the organizational documents of the Company or any contractual obligation by which the Company may be bound;

(d)     the shares to be paid Consultant as compensation hereunder, when issued, will be duly and validly issued, fully paid and non-assessable with no personal liability to the ownership thereof; and

10. Representations and Warranties of Consultant. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement, Consultant hereby represents and warrants to the Company as follows:

(a)     he has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this Agreement in the time and manner contemplated;

(b)     he will, at all times, conduct himself in accordance with all applicable securities laws of the United States and Canada and such other federal, state or provincial and local law regulations as may be applicable;

(c)     he has the requisite skill and experience to perform the services and to carry out and fulfill his duties and obligations hereunder; and

(d)     the services to be provided by Consultant to the Company hereunder are not in connection with or related to the offer or sale of securities of the Company in a capital raising transaction;

11. Liability of Consultant. In furnishing Investor relation services as herein provided, Consultant shall not be liable to the Company for errors of judgment or for anything except willful misconduct or negligence in the performance of his duties under the terms of this Agreement.

It is further understood and agreed that Consultant may rely upon information furnished to him reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of the Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further agree that Consultant undertakes no responsibility for the accuracy of any statements made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission.

12. Indemnification. Company agrees to indemnify and hold harmless Consultant (each an "Indemnified Party"), and Consultant agrees to indemnify and hold harmless the Company, and each of their respective agents and employees, against any losses, claims, damages or liabilities, joint or several ("Losses"), to which either Indemnified Party or any such other person, may become subject, insofar as such Losses (or actions, suits or proceedings in respect thereof) arise out of or are based upon the performance by a party to this Agreement of its obligations hereunder except any Losses resulting from the negligence or willful misconduct; and will reimburse the Indemnified Party, or any such other person, for any legal or other expenses reasonably incurred by the Indemnified Party, or any such other person, in connection with investigation or defending any such Losses except Losses resulting from the negligence or willful misconduct of the Indemnified Partyor any such person. The provisions of this Section 12 shall survive the termination and expiration of this Agreement.

13. Confidentiality. Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

14. Notices. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed at any general or branch United States Post office or Canada Post enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged and Consultant and his respective successors and assigns.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, or any compensation due hereunder without the prior written consent of the Company, this Agreement being intended to secure the personal services of the Consultant. Any assignment, transfer, conveyance, pledge or encumbrance in violation of this Agreement will be null and void.

16. Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principals of conflicts of law.

17. Other Agreements. This Agreement supersedes all prior understandings and agreements between the parties. It may not be amended orally, but only by a writing signed by the parties hereto.

18. Non-Waiver. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

19. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed en original but all of which together shall constitute one and the same instrument,

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.